UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indícate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Executive Officer Retention Bonus Opportunity

On January 21, 2022, the Compensation Committee of the Board of Directors of GlycoMimetics, Inc. (the “Company”) awarded potential cash retention bonuses to certain employees of the Company, including the Company’s executive officers other than the Company’s Chief Executive Officer.  Each of Brian Hahn, the Company’s Chief Financial Officer, and Armand Girard, the Company’s Chief Business Officer, will have the opportunity to earn a bonus of up to 60% of the respective officer’s current base salary, and John Magnani, the Company’s Chief Scientific Officer, will have the opportunity to earn a bonus of up to 20% of his current base salary.  Of the total bonus opportunity, 40% is payable in a lump sum on August 1, 2022 and the remaining 60% is payable in a lump sum on August 1, 2023, in each case subject to the officer’s continued employment with the Company on a full-time basis through the applicable bonus payment date.  The potential cash retention bonuses described above are in addition to each officer’s annual bonus opportunity under their respective current employment agreements with the Company.

Item 8.01Other Events.

On January 21, 2022, the Compensation Committee of the Board adopted an amendment to the GlycoMimetics, Inc. Inducement Plan (the “Inducement Plan”) to increase the number of shares of common stock reserved for issuance under the Inducement Plan from 2,000,000 shares to 3,000,000 shares, subject to adjustment for stock dividends, stock splits, or other changes in the Company’s capital structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Harout Semerjian
Date: January 27, 2022		Harout Semerjian Chief Executive Officer

3